QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

Description of Annual Executive Bonus Plan

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of NovaCardia, Inc. (the "Company") is responsible for setting annual discretionary cash bonus compensation for the Company's executive officers. Near the beginning of each year, the Committee reviews a detailed set of overall corporate performance goals and value-creating milestones for the current year prepared by management that are intended to apply to the executives' bonus awards and, with some distinctions, to the bonus awards for all of the Company's other employees. The Committee works with management to develop final corporate performance goals that are set at a level that the Committee believes management can reasonably achieve with hard work over the next year. The Committee has established target bonus awards of up to 25% of base salary for executives for 2007. The amount of actual bonuses paid to the Company's executives will be determined by the Committee and the Board and paid at the end of 2007, or in early 2008, and may be above or below target bonus levels.

        At the end of each year, the Committee, determines the level of achievement for each corporate goal and value. Final determinations as to discretionary bonus levels are then based in part on the achievement of these corporate goals or milestones, as well as the Committee's assessment as to the overall success of the Company and the development of its business. These corporate goals and milestones, and the proportional emphasis placed on each goal and milestone may vary, from time to time, depending on the Company's overall strategic objectives, but relate generally to factors such as achievement of clinical and regulatory milestones for product candidates, identifying and in-licensing new product candidates, establishment of collaborative arrangements and to financial factors such as raising or preserving capital.

QuickLinks

  Exhibit 10.22
Description of Annual Executive Bonus Plan